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WEST CORPORATIONS AND SUBSIDIARIES                                EXHIBIT 21.01

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NAME                                          STATE OF ORGANIZATION    DBAs                              DBA STATE
West Corporation                              Delaware                 West Corporation (Delaware)       NE
West International Corporation                Delaware                 None
West Facilities Corporation                   Delaware                 None
West Telemarketing Corporation                Delaware                 None
West Contact Services, Inc.                   Philippines              None
Jamaican Agent Services Limited               Jamaica                  None
West Telemarketing Corporation Outbound       Delaware                 Dakotah                           AR, FL, GA, ID, IL, KY, NE,
                                                                                                         TX, WA
                                                                       West Telemarketing Corporation
                                                                       Outbound Insurance Sales          CA
West Interactive Corporation                  Delaware                 None
Attention, LLC                                Georgia                  Attention, LLC of Georgia         AR, GA
West Direct, Inc.                             Delaware                 Legal Rewards                     CT, NE
                                                                       Major Savings                     CT, NE
                                                                       Savings Direct                    CT, NE
                                                                       TeleConference USA                CO, CT, GA, NE, TX
Tel Mark Sales, Inc.                          Delaware                 None
InterCall, Inc.                               Delaware                 Intercall Teleconferencing Inc.   NJ
                                                                       Intercallelevement                WA
Northern Contact, Inc.                        Delaware                 None
West Telemarketing Corporation II             Delaware                 None
West Telemarketing Canada, ULC                Canada                   None
Dakotah Direct II, LLC                        Delaware                 None
Attention Funding Corporation                 Delaware                 None
Attention Funding Trust                       Delaware                 None
InterCall Telecom Ventures, LLC               Delaware                 None
ConfereceCall.com, Inc.                       Delaware                 West Conferencing Services, Inc.  TX
InterCall, Inc.                               Canada                   None
InterCall Australia Pty. Ltd.                 Australia                None
InterCall Singapore Pte. Ltd.                 Singapore                None
InterCall Hong Kong Pty. Ltd.                 Hong Kong                None
InterCall Asia Pacific Holdings Pty. Ltd.     Australia                None
InterCall New Zealand Limited                 New Zealand              None
InterCall Conferencing Services, Ltd.         United Kingdom           None
Legal Connect Limited                         United Kingdom           None
InterCall Japan KK                            Japan                    None
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